                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                 The Sportsman's Guide, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          [THE SPORTSMANS GUIDE LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 10, 2001

To Our Shareholders:

     The Annual Meeting of Shareholders of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), will be held at the Company's executive offices located at 411 Farwell Avenue, South St. Paul, Minnesota on Tuesday, July 10, 2001, at 2:00 p.m., Minnesota time, for the following purposes:

     1. Election of seven directors to serve until the next Annual Meeting and until their respective successors have been elected and qualified;

     2. Ratification of the engagement of Grant Thornton LLP as independent certified public accountants for the Company for 2001; and

     3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on May 25, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order Of The Board Of Directors

                                          /s/ CHARLES B. LINGEN
                                          Charles B. Lingen, Secretary

South St. Paul, Minnesota
June 8, 2001

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND
          PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                          THE SPORTSMAN'S GUIDE, INC.
                               411 FARWELL AVENUE
                        SOUTH ST. PAUL, MINNESOTA 55075
                           -------------------------

                                PROXY STATEMENT
                                  MAILING DATE
                                  JUNE 8, 2001
                           -------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on July 10, 2001 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

                       VOTING SECURITIES AND RECORD DATE

     The Company has one class of voting securities outstanding, namely Common Stock, par value $.01 per share. Only holders of record of the Company's Common Stock at the close of business on May 25, 2001 are entitled to notice of and to vote at the Annual Meeting. As of May 25, 2001, there were 4,748,810 shares of Common Stock outstanding, and each share is entitled to one vote on all matters to be voted upon at the Annual Meeting. Under the Company's Restated Articles of Incorporation and Bylaws, each shareholder has the right to vote cumulatively for the election of directors by giving written notice of his intent to cumulate his votes to any officer of the Company before the Annual Meeting or to the presiding officer of the Company at the Annual Meeting at any time before the election of directors. Under cumulative voting, each shareholder has the right to cast that number of votes per share equal to the number of directors to be elected and may cast all of the shareholder's votes for a single candidate or distribute those votes among any number of candidates. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the proxy holders will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the proxy holders may determine.

     The presence in person or by proxy of holders of 40% of the shares of the Company's Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

     Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. A broker non-vote occurs when a broker submits a proxy that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

                 MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

1. ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. Each nominee is presently a director of the Company. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

     Set forth below is certain information with respect to each nominee for director.

     GARY OLEN, 59, is a co-founder of the Company. Mr. Olen served as Executive Vice President and Secretary from its incorporation in 1977 until 1994, President from 1994 to 1998 and Chief Executive Officer from 1994 until his retirement in 2000. Mr. Olen has been Chairman of the Board since 1998 and a director since its incorporation. Mr. Olen was also the sole proprietor of the predecessor of the Company, The Olen Company, founded in 1970.

     GREGORY R. BINKLEY, 52, has been a director since 1995. Mr. Binkley has been an employee since 1994 when he was elected Vice President. Mr. Binkley became Senior Vice President of Operations and Chief Operating Officer in 1995, Executive Vice President in 1996, President in 1998 and Chief Executive Officer in 2000. From 1993 to 1994, Mr. Binkley worked as an independent operations consultant. From 1990 to 1993, Mr. Binkley was Director of Distribution of Fingerhut Companies, Inc., a mail order catalog business and from 1988 to 1990 was Director of Distribution with Cable Value Network, Inc., a cable television retailer. Mr. Binkley worked for Donaldsons Department Stores, a division of Allied Stores Corporation, from 1975 to 1988, serving as Vice President of Finance and Operations from 1987 to 1988 and Vice President of Operations from 1981 to 1987.

     CHARLES B. LINGEN, 56, has been a director since 1995. Mr. Lingen has been Chief Financial Officer, Vice President of Finance and Treasurer since 1994. Mr. Lingen was elected Secretary in 1995, Senior Vice President of Finance in 1996 and Executive Vice President of Finance and Administration in 2000. From 1973 to 1994, Mr. Lingen worked at Fingerhut Companies, Inc., serving as Vice President of Finance and Controller from 1989 to 1994.

     VINCENT W. SHIEL, Ph.D, 68, has been a director since 1990 and served as Chairman of the Board from 1994 to 1998. Dr. Shiel owns an interest in and serves as a director of ABN Sports Supply, Inc., a wholesale firearms distributor. Dr. Shiel is a principal shareholder and has served as President and a director of Outdoor Consulting, Inc., a management consulting firm, since 1988. From 1984 to 1988, Dr. Shiel served on the board of directors and owned a controlling interest in Gander Mountain, Inc.

     MARK F. KROGER, 47, has been a director since 1990. He is Executive Director and Treasurer of Rae Melton Therapeutic Equestrian Center, a nonprofit organization. Mr. Kroger is the former Chairman of the Board, President and Chief Executive Officer of ABN Sports Supply, Inc. where he worked from 1986 to 1997.

     LEONARD M. PALETZ, 66, is a co-founder and served as Chairman of the Board, President, Chief Executive Officer, Treasurer and a director from 1977 until 1994. Mr. Paletz retired as an employee in 1994.

     WILLIAM T. SENA, 64, has been a director since 1990. He is an investment advisor with Sena Weller Rohs Williams, Inc., an investment advisory firm. Mr. Sena has been associated with the investment advisory firm and its predecessor since 1965.

MEETINGS OF THE BOARD AND COMMITTEES

     During 2000, the Board of Directors held six meetings. Each director attended over 75% of the Board meetings and meetings of Board committees on which he served held during 2000.

     The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board has no nominating committee.

     The Audit Committee consists of Mark F. Kroger, Leonard M. Paletz and William T. Sena and has the responsibility to meet with Company personnel and representatives of the Company's independent auditors to review internal auditing procedures and matters related to the Company's annual external audit. The Audit Committee recommends to the Board of Directors the appointment of independent public accountants. See

"Audit Committee Report." The Audit Committee met once and took action by unanimous written consent once during 2000.

     The Compensation Committee consists of Vincent W. Shiel, Leonard M. Paletz and William T. Sena. The Compensation Committee has the responsibility to review and determine the salaries, bonuses, stock options and other compensation of the officers of the Company. See "Compensation Committee Report on Executive Compensation." The Compensation Committee took action by unanimous written consent once during 2000.

     The Executive Committee consists of Gary Olen, Vincent W. Shiel and William
T. Sena. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors between meetings of the Board. The Executive Committee took action by unanimous written consent five times during 2000.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company and Mr. Olen receive $5,000 annually for services as a director plus expenses incurred in attending board meetings.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities by reviewing the audit process, the financial information that will be provided to shareholders and others and the systems of internal controls which management has established. The Audit Committee is comprised of three outside directors, each of whom is independent of management of the Company. All members of the Audit Committee are financially literate and at least one member has accounting or related financial management expertise. The Audit Committee operates under a written charter, a copy of which is attached to this Proxy Statement as Appendix A.

     Following the end of the 2000 fiscal year, the Audit Committee analyzed and discussed the audited financial statements with management. The Audit Committee also discusses with Grant Thornton LLP, the independent auditors of the Company, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Statement on Auditing Standards No.
90. The Audit Committee also received the written disclosures and a letter from Grant Thornton LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based upon the analysis and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Leonard M. Paletz, Chairman
                                          Mark F. Kroger
                                          William T. Sena

2. RATIFICATION OF ENGAGEMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company intends to request that the shareholders ratify the selection of Grant Thornton LLP, independent certified public accountants, for fiscal 2001. The Company has requested and expects a representative of Grant Thornton LLP to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     The following table sets forth the aggregate fees billed to the Company for the year ended December 31, 2000 by Grant Thornton LLP:

Audit fees.................................................    $48,644
Financial information systems design and implementation
  fees.....................................................         --
All other fees.............................................     43,270
                                                               -------
       Total...............................................    $91,914
                                                               =======

     The amounts shown above include out-of-pocket expenses incurred by Grant Thornton LLP in connection with providing such services. The amount shown for "Audit fees" includes fees relating to the annual audit of the financial statements and quarterly reviews of unaudited financial statements included in the Form 10-Qs. The amount shown for "All other fees" includes fees relating to preparation of tax returns and tax related services, audit of the financial statements of an employee benefit plan and services related to an offering of common stock during the year which was not completed. The Audit Committee of the Board of Directors has determined that the services included under the caption "All other fees," as provided by Grant Thornton LLP, are compatible with maintaining Grant Thornton LLP's independence.

3. OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered in all capacities for each of the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                     ANNUAL COMPENSATION      COMPENSATION       ALL OTHER
                                                     -------------------      ------------      COMPENSATION
                                                     SALARY        BONUS        OPTIONS         ------------
      NAME AND PRINCIPAL POSITION          YEAR        ($)          ($)           (#)               ($)
      ---------------------------          ----      ------        -----        -------             ---
Gary Olen (1)..........................    2000      338,570        --               --            3,000
  Chairman                                 1999      270,931        --           40,000               --
                                           1998      259,605        --           80,000               --

Gregory R. Binkley.....................    2000      196,318        --               --               --
  President and                            1999      185,947        --           10,000               --
     Chief Executive Officer               1998      178,939        --           75,000               --

Charles B. Lingen......................    2000      151,274        --               --               --
  Executive Vice President of Finance      1999      141,795        --            7,500               --
     and Administration,                   1998      136,166        --           41,000               --
     Chief Financial Officer and
     Secretary/ Treasurer

John M. Casler.........................    2000      149,205        --               --               --
  Executive Vice President                 1999      138,114        --            7,500               --
     of Merchandising, Marketing           1998      127,110        --           41,500               --
     and Creative Services

Bernard S. Bauhof (2)..................    2000      158,751        --               --               --
  Senior Vice President of Information     1999      127,167        --            7,000               --
     Systems and Technology,               1998      117,031        --            5,000               --
     Chief Information Officer

-------------------------
(1) Amounts in the All Other Compensation column reflect directors fees paid to Mr. Olen.

(2) Mr. Bauhof resigned effective January 2001.

     The following table sets forth information with respect to the Named Executive Officers concerning options held at year end 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                               NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                   SHARES                    OPTIONS AT FISCAL YEAR-END       IN-THE-MONEY OPTIONS AT
                                  ACQUIRED       VALUE                  (#)                    FISCAL YEAR-END($)(1)
                                 ON EXERCISE    REALIZED    ----------------------------    ----------------------------
            NAME                     (#)          ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                 -----------    --------    -----------    -------------    -----------    -------------
Gary Olen....................        --           --          174,615         40,000            --              --
Gregory R. Binkley...........        --           --          108,513         23,750            --              --
Charles B. Lingen............        --           --           69,465         14,000            --              --
John M. Casler...............        --           --           50,375         14,125            --              --
Bernard S. Bauhof............        --           --           13,750          4,750            --              --

-------------------------
(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at December 31, 2000.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Gregory R. Binkley, Charles B. Lingen and John M. Casler. Each agreement is automatically renewed each December 31 for additional one year terms unless either party gives two months' notice of nonrenewal, and terminates upon the employee's death, disability or retirement at age 65. Upon termination of the agreement by reason of death or disability, each of the employees or his estate is entitled to a payment equal to 12 months of his monthly base salary, plus a pro rata portion of the bonus that would otherwise have been payable to the employee under the Company's bonus plan then in effect. Upon termination of the agreement (i) by the employee for good reason (as defined in the agreement) or (ii) by the Company without good cause or upon the Company's failure to renew the agreement, the employee is entitled to a payment equal to 24 months of his monthly base salary, plus a pro rata portion of the bonus that would otherwise have been payable to the employee under the Company's bonus plan then in effect. Each agreement also provides that if the employee is terminated, or resigns for good reason or if the Company fails to renew the agreement within two years following a substantial event (defined as a sale of substantially all of the Company's assets, a merger or other reorganization resulting in the incumbent directors constituting less than a majority of the board, or a tender offer for 50% or more of the Company's outstanding voting stock), such employee is entitled to a payment equal to three times his annual base salary, plus a pro rata portion of the bonus otherwise payable to the employee.

     The Company has also entered into an employment agreement with Gary Olen pursuant to which he serves as Chairman. The agreement continues until June 30, 2002. Upon termination of the agreement for any reason, Mr. Olen is entitled to his remaining base salary and benefits through the end of the term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is comprised of Vincent W. Shiel, Leonard M. Paletz and William T. Sena. Mr. Paletz is a former Chief Executive Officer of the Company.

     During 2000, the Company purchased merchandise inventory in the amount of $575,000 from ABN Sports Supply, Inc. Dr. Shiel is a shareholder and director of ABN, and Mark F. Kroger was formerly a shareholder, Chairman of the Board, President and Chief Executive Officer of ABN. The Company believes that the terms of such purchases were as favorable as could have been obtained from an unrelated party. ABN is currently subject to a liquidation proceeding under Chapter 7 of the Bankruptcy Code.

     Outdoor Consulting, Inc., a corporation owned by Dr. Shiel, provides certain consulting services to the Company. Mr. Sena also provides certain consulting services to the Company. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes policies relating to compensation of executive officers of the Company. The Committee is also responsible for the review and determination of salaries, bonuses and stock options for executive officers.

     Executive Compensation Policies

     The Company's compensation policy seeks to provide an appropriate relationship between executive pay and the creation of shareholder value, while motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and stock options. Measurement of corporate performance is primarily based on the pre-tax earnings of the Company. Performance goals are revised annually to create an incentive for senior management to increase sales, profit margin and earnings. The Committee feels that stock options are an effective incentive for executives to create value for shareholders since their value bears a direct relationship to the Company's stock price. Annual cash compensation, together with equity-based compensation, is designed to attract and retain qualified executives and to ensure that executives have a continuing stake in the long-term success of the Company.

     Base Salary. Base salaries for executive officers, as well as changes in base salaries, are determined by the Committee based upon recommendations by the Chief Executive Officer, comparable salaries for companies of similar size and profitability, and an evaluation of subjective factors such as the individual's position, contribution, experience and length of service.

     Annual Bonus. The Company's annual bonus program provides for the payment of cash bonuses based upon the achievement of pre-determined corporate performance goals. In the past, the Committee established specific levels of Company pre-tax earnings as the performance measure for determining cash bonuses. No cash bonus program was established for 2000 due to the Company's pre-tax loss for the year.

     Stock Options. Stock option awards to executive officers consist of annual grants plus possible additional grants based on corporate performance. The total number of annual stock option grants is determined by the Committee taking into consideration the incentive potential of the award as well as aggregate employee stock option ownership and overall corporate performance. Individual awards are based upon recommendations by the Chief Executive Officer. For 2000, no stock options were awarded to executive officers due to the Company's overall financial performance, although options to purchase 25,000 shares of Common Stock were granted to two officers in connection with promotions.

     CEO Compensation

     Gary Olen retired as the Company's Chief Executive Officer in June 2000. Mr. Olen, who continues as Chairman, was paid a base salary of $262,000 for 2000.

     Gregory R. Binkley was named Chief Executive Officer in June 2000. Mr. Binkley's base salary was increased to $200,000 effective upon his assuming the duties of CEO.

     Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the other named executive officers in the company's proxy statement. Compensation which is performance-based is exempt from the $1 million deductibility limitation. The Committee has reviewed the application of Section 162(m) to its executive compensation policies and does not believe that such policies are affected by the Section 162(m) limitation at this time.

                                          Vincent W. Shiel
                                          Leonard M. Paletz
                                          William T. Sena

                               PERFORMANCE GRAPH

     The following graph shows a five-year comparison of the cumulative total returns for the Company's Common Stock (*), the CRSP (**) Index for NASDAQ Stock Market and the CRSP Index for NASDAQ Retail Trade Stocks. The graph assumes $100 invested on December 31, 1995 in the Company's Common Stock and each index with all dividends reinvested.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
AMONG THE SPORTSMAN'S GUIDE, INC., NASDAQ STOCKS AND NASDAQ RETAIL TRADE STOCKS [PERFORMANCE GRAPH]

                                                    SPORTSMAN'S GUIDE             NASDAQ STOCKS            NASDAQ RETAIL TRADE
                                                    -----------------             -------------            -------------------
Dec-95                                                      100                         100                         100
Mar-96                                                    30.77                      104.68                      112.45
Jun-96                                                    53.85                      113.21                       120.2
Sep-96                                                    92.31                      117.25                       126.9
Dec-96                                                    98.46                      123.03                      119.21
Mar-97                                                   176.92                      116.35                      113.41
Jun-97                                                   233.85                      137.67                      128.08
Sep-97                                                   304.62                      160.95                      145.18
Dec-97                                                   310.77                      150.69                         140
Mar-98                                                   307.69                      176.36                      168.03
Jun-98                                                   341.54                      181.21                      171.03
Sep-98                                                   190.77                       163.5                      123.75
Dec-98                                                   267.69                      212.47                      170.38
Mar-99                                                   304.62                      238.28                      169.83
Jun-99                                                   273.85                      260.66                      164.19
Sep-99                                                   236.92                      267.14                       147.3
Dec-99                                                   155.38                      394.84                      149.35
Mar-00                                                   176.15                      443.19                      134.61
Jun-00                                                   152.31                      385.37                      107.06
Sep-00                                                       80                      354.62                      109.26
Dec-00                                                    45.38                      237.36                       91.63

 Assumes $100 invested on December 31, 1995 in The Sportsman's Guide, Inc. common stock, the NASDAQ stock index and the NASDAQ Retail Trade stock index, with all dividends reinvested. The indices for NASDAQ stocks and NASDAQ Retail Trade stocks were prepared by the Center for Research in Security Prices, University of Chicago GSB.
-------------------------
 * The Company's Common Stock traded on the NASDAQ National Market under the symbol "SGDE" from February 5, 1998 through February 26, 2001. The Company's common stock was transferred to the NASDAQ SmallCap Market on February 27, 2001 following a NASDAQ panel decision.

** Center for Research in Security Prices, Graduate School of Business,
   University of Chicago, Chicago, Illinois.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of May 25, 2001 (the record date for the Annual Meeting) by each director and nominee for director of the Company, each Named Executive Officer and all directors and executive officers as a group, and those persons or groups known by the Company to own more than 5% of the Common Stock.

                                                                      COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                                ------------------------
                            NAME                                 NUMBER      PERCENT(1)
                            ----                                 ------      ----------
Directors and Executive Officers(2):
Vincent W. Shiel(3).........................................      522,000       11.0%
Gary Olen(4)................................................      294,798        6.0%
Gregory R. Binkley(5).......................................      149,763        3.1%
Charles B. Lingen(6)........................................       81,590        1.7%
John M. Casler(7)...........................................       62,625        1.3%
Mark F. Kroger..............................................       78,370        1.7%
Leonard M. Paletz...........................................      204,816        4.3%
William T. Sena, as trustee of various trusts for the
  benefit of Dr. and Mrs. Shiel and their children(8).......      106,819        2.2%
All directors and executive officers as a group (8
  persons)(9)...............................................    1,500,781       28.7%
Other Shareholders Owning More Than 5% of Common Stock:
Ralph E. Heyman, Individually and as trustee of various
  trusts for the benefit of Dr. and Mrs. Shiel and their
  children and grandchildren(10)............................      383,725        8.1%
Dimensional Fund Advisors Inc.(11)..........................      342,700        7.2%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Kalmar Investments Inc.(12).................................      300,000        6.3%
  3701 Kennett Pike
  Greenville, DE 19807
E Com Ventures, Inc. and Ilia Lekach(13)....................      298,900        6.3%
  11701 N.W. 101 Road
  Miami, FL 33178

-------------------------
 (1) Percentages are calculated on the basis of the number of shares outstanding on May 25, 2001 plus the number of shares issuable pursuant to options held by the individual which are exercisable within 60 days after May 25, 2001.

 (2) The address of each director and executive officer is 411 Farwell Avenue, South St. Paul, Minnesota 55075.

 (3) Includes 420,051 shares held by the Vincent W. Shiel Family Limited Partnership of which the Vincent W. Shiel Revocable Trust, of which Dr. Shiel is trustee, owns a 99.9% limited partnership interest and a 99.8% interest in the general partner, and 101,949 shares held by the Helen M. Shiel Family Limited Partnership of which the Helen M. Shiel Revocable Trust, of which Mrs. Shiel is trustee, owns a 99.9% limited partnership interest and a 99.8% interest in the general partner. Helen M. Shiel is the wife of Dr. Shiel. Does not include 633,848 shares held by Dr. and Mrs. Shiel's children or in trusts for the benefit of Dr. and Mrs. Shiel and their children and grandchildren of which Dr. Shiel expressly disclaims beneficial ownership.

 (4) Includes 204,615 shares issuable upon the exercise of options. Does not include 48,000 shares held in trusts for the benefit of Mr. Olen's children and grandchildren of which Mr. Olen expressly disclaims beneficial ownership.

 (5) Includes 2,000 shares held in the name of Mr. Binkley's wife and 129,763 shares issuable upon the exercise of options.

 (6) Includes 81,590 shares issuable upon the exercise of options.

 (7) Includes 62,625 shares issuable upon the exercise of options.

 (8) Includes 106,819 shares held as trustee of various trusts for the benefit of Dr. and Mrs. Shiel and their children, of which Mr. Sena has no pecuniary interest. Does not include 522,000 shares held by the Vincent W. Shiel Family Limited Partnership and the Helen M. Shiel Family Limited Partnership over which Mr. Sena shares voting and dispositive power and of which Mr. Sena expressly disclaims beneficial ownership.

 (9) Includes 478,593 shares issuable upon the exercise of options.

(10) Includes 382,725 shares held as trustee of various trusts for the benefit of Dr. and Mrs. Shiel and their children and grandchildren, of which Mr. Heyman has no pecuniary interest. Does not include 522,000 shares held by the Vincent W. Shiel Family Limited Partnership and the Helen M. Shiel Family Limited Partnership over which Mr. Heyman shares voting and dispositive power and of which Mr. Heyman expressly disclaims beneficial ownership. Mr. Heyman's address is 1100 Courthouse Plaza S.W., Dayton, Ohio 45402.

(11) Based on a Schedule 13G filing dated February 2, 2001. Dimensional Fund Advisors Inc., a registered investment advisor, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional Fund Advisors Inc. has sole power to vote and dispose of 342,700 shares owned by these funds. To the knowledge of Dimensional Fund Advisors Inc., no one advisory client owns more than 5% of the class. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the 342,700 shares.

(12) Based on a Schedule 13G filing dated January 8, 1999. Kalmar Investments Inc., a registered investment advisor, has sole power to dispose of 300,000 shares but does not have the power to vote the 300,000 shares.

(13) Based on a Schedule 13D filing dated April 10, 2000. Ilia Lekach, the Chief Executive Officer of E Com Ventures, Inc., has sole power to vote and dispose of 40,000 shares and shared power to vote and dispose of 258,900 shares owned by E Com Ventures, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent beneficial owners of Common Stock to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during 2000 all Section 16 filing requirements applicable to its directors, executive officers and ten percent beneficial owners were met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 1990, the Company entered into a consulting agreement with Outdoor Consulting, Inc. pursuant to which Outdoor Consulting, Inc. provides consulting services to the Company. The initial term of the agreement expired on December 31, 1990 and continues on a year-to-year basis until terminated by either party upon 60 days prior written notice. The compensation payable under the agreement is $5,000 per month. Vincent W. Shiel is the sole shareholder and employee of Outdoor Consulting, Inc.

     In February 1998, the Company loaned Gary Olen $238,700 to pay the exercise price of an option to purchase 55,000 shares of Common Stock held by Mr. Olen (which became exercisable upon completion of the Company's public offering and would have expired six months later) and to pay the income taxes payable by him upon exercise of the option. The loan, approved by the Board of Directors, is for a term of five years, bears interest at the mid-term applicable federal rate as of the date of the loan (5.69%) and is collateralized by a pledge of the shares acquired upon exercise. In February 2001, the Board of Directors deferred for two years payment of the first installment due on the loan. At December 31, 2000, the outstanding loan balance was $278,000.

     In April 1998, the Company entered into a consulting agreement with William
T. Sena pursuant to which Mr. Sena provides certain investor relation and investment advisory services as requested by the Company for a minimum of 15 hours per quarter. The initial term of the agreement expired on December 31, 1998 and continues on a quarter-to-quarter basis until terminated by either party. Mr. Sena is paid $3,000 per quarter for services under the agreement.

                             SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the 2002 Annual Meeting must be received by the Secretary of the Company on or before February 8, 2002 to be considered for inclusion in the proxy statement for that meeting. Proposals should be directed to the Company's executive offices at 411 Farwell Avenue, South St. Paul, Minnesota 55075, Attention: Mr. Charles B. Lingen, Secretary/Treasurer. Shareholder proposals intended to be submitted at the 2002 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by the Company at its executive offices on or before April 24, 2002.

                             ADDITIONAL INFORMATION

     The Company's Annual Report to Shareholders for the year ended December 31, 2000 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

                            SOLICITATION OF PROXIES

     The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

                                          THE SPORTSMAN'S GUIDE, INC.

                                          /s/ CHARLES B. LINGEN
                                          Charles B. Lingen, Secretary

                                                                      APPENDIX A

                          THE SPORTSMAN'S GUIDE, INC.
                            AUDIT COMMITTEE CHARTER

I. FUNCTION

          The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. The Committee shall provide an open avenue of communication between the Board of Directors, management and the independent accountants.

II. COMPOSITION

          The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

          The Committee shall meet regularly as necessary to discharge its responsibilities or as circumstances require. The Committee shall meet with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

IV. RESPONSIBILITIES

          In carrying out its responsibilities and duties, the Audit Committee shall:

          A. DOCUMENT AND REPORT REVIEW

             - Review the Company's annual financial statements and the report rendered with respect to those statements by the independent accountants.

             - Review with management and the independent accountants as necessary interim quarterly financial reports prior to filing with the SEC or prior to the release of earnings.

             - Review and update this charter annually.

          B. INDEPENDENT ACCOUNTANTS

             - Recommend to the Board of Directors the selection of the independent accountants, approve the compensation of the independent accountants and review and approve the discharge of the independent accountants.

             - Review the performance of the independent accountants.

             - Review and discuss with the independent accountants, on an annual basis, all significant relationships the accountants have with the Company to determine the accountants' independence.

             - Periodically consult with the independent accountants, without management, about internal controls and the accuracy of the Company's financial statements.

        C. FINANCIAL REPORTING PROCESSES

             - Review with management and the independent accountants
               significant risks and exposures, audit activities and significant audit findings.

             - Review with the independent accountants the adequacy of the
               Company's internal accounting and financial controls and the integrity of the Company's internal and external financial reporting processes.

             - Consider the independent accountant's judgments about the
               Company's accounting principles.

             - Consider and approve major changes to the Company's auditing and accounting practices as suggested by the independent accountants or management.

             - Review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

             - Review any significant disagreements among management and the independent accountants in connection with preparing the financial statements.

             - Consider the independent accountant's evaluation of the Company's financial and accounting personnel.

          D. DISCLOSURE

             - Provide a report of the Audit Committee in the Company's proxy statement annually.

             - Include a copy of this charter as an appendix to the Company's proxy statement once every three years.

          E. OTHER

             - Conduct or authorize investigations into any matters within the
               Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

PROXY                     THE SPORTSMAN'S GUIDE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 10, 2001

        The undersigned hereby appoints Gregory R. Binkley and Charles B. Lingen and each of them, as proxies, with full power of substitution, to vote all shares of Common Stock of The Sportsman's Guide, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, July 10, 2001 at 2:00 p.m. and any adjournments thereof as follows:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

      1. ELECTION OF DIRECTORS              FOR all nominees listed below         WITHHOLD AUTHORITY
                                            (except as marked to the              to vote for all nominees listed
                                            contrary below).  [ ]                 below.  [ ]

    INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.

     Gary Olen, Gregory R. Binkley, Charles B. Lingen, Vincent W. Shiel,
             Mark F. Kroger, Leonard M. Paletz, William T. Sena

    2. Ratification of the engagement of Grant Thornton LLP as independent certified public accountants for the Company for 2001.

     [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

    3. In their discretion to vote upon such other business as may properly come before the meeting.

                         (Continued on reverse side)

                          (continued from other side)

        IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN AND FOR THE RATIFICATION OF THE ENGAGEMENT OF GRANT THORNTON LLP.

        Please sign and date this Proxy below and return in the enclosed envelope.

                                                Dated:  , 2001

                                                ----------------------------
                                                        (Signature)

                                                ----------------------------
                                                        (Signature)

                                                Please date and sign your
                                                name as it appears hereon.
                                                When signing as an attorney,
                                                executor, administrator,
                                                guardian or in some other
                                                representative capacity,
                                                please give full title. All
                                                joint owners must sign.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS